Exhibit 4.2

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Loan Agreement -- Midatech

1)	The Companies listed in Part 1 of Schedule 1 (as Original Borrowers)

2)	The Companies listed in part 2 of Schedule 1 (as Original Guarantors)

3)	Silicon Valley Bank (as Bank)

Dated: February 24, 2017

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

TABLE OF CONTENTS

1.	Definitions	1
2.	The Facilities.	20
3.	Purpose	20
4.	Conditions precedent	20
5.	Credit Extension	22
6.	Undisbursed Credit Extensions	23
7.	Repayment	23
8.	Interest	25
9.	Fees	25
10.	Tax gross up and Indemnities	26
11.	Other Indemnities	29
12.	Costs and Expenses	30
13.	Guarantee and Indemnity	30
14.	Representations and Warranties	33
15.	Security	40
16.	Financial undertakings	41
17.	Information Undertakings	41
18.	General Undertakings	44
19.	Negative covenants	47
20.	Events of Defaul	50
21.	Bank’s rights and remedies	55
22.	Changes to the Parties	56
23.	Accession of Obligors	57
24.	Payment mechanics	57
25.	Bank’s liability for Collateral	57
26.	Set-off	58
27.	Notices	58
28.	Partial Invalidity	59
29.	Remedies and Waivers	59
30.	Amendments	59
31.	Confidentiality	60
32.	Continuing obligations	61
33.	Counterparts	61
34.	Law	61
35.	Jurisdiction & Service of Process	61
36.	Marketing	62

- i -

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

THIS LOAN AGREEMENT is made on ________________ 2017

BETWEEN:

1)	THE COMPANIES LISTED IN PART 1 OF SCHEDULE 1 (The Original Borrowers) (together, the “Original Borrowers” and each, an “Original Borrower”);

2)	THE COMPANIES LISTED IN PART 2 OF SCHEDULE 1 (The Original Guarantors) (together, the “Original Guarantors” and each, an “Original Guarantor”); and

3)	SILICON VALLEY BANK, a California corporation, for the purposes of the Term Loan, acting through its branch at Alphabeta, 14-18 Finsbury Square, London EC2A 1BR (the “Bank”).

IT IS AGREED as follows:

1.	Definitions

1.1.	Definitions

In this Agreement, capitalised terms have the following meanings:

“2006” Act	the Companies Act 2006

“Accession Deed”	a document substantially in the form set out in Schedule 5 (Form of Accession Deed) or such other form as the Bank may require (acting reasonably).

“Account Debtor”	any person who is obligated on a Receivable

“Adjusted Quick Ratio”	is the ratio of (a) Quick Assets to (b) Current Liabilities minus the aggregate of the current portion of Deferred Revenue.

“Affiliate”	in relation to any person, a person that owns or controls directly or indirectly that person, any person that is controlled by or is under common control with that person.

“Availability Period”
a)          in relation to Tranche 1, the period from and including the Closing Date to and including the date falling ten (10) Business Days after the Closing Date;

b)          in relation to Tranche 2, the period from and including [***] to and including [***]; and

c)          in relation to Tranche 3, the period from and including [***] to and including [***].

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Bank Expenses”
a)          all audit fees and expenses and other reasonable costs or expenses (including legal fees and expenses) for preparing, negotiating, amending and administering the Loan Documents; and

b)          all fees and expenses and costs of defending and enforcing the Loan Documents (including, legal fees and expenses and those fees and expenses incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred in respect of any Obligor.

“Bank Services Agreement”
any agreement relating to any products, credit services and/or accommodations previously, now or hereafter provided to any Obligor or any Subsidiary of any Obligor by the Bank or any Affiliate of the Bank, including, any letters of credit, cash management services (including, merchant services, direct deposit of payroll, business credit cards and cheque-cashing services together “Cash Management Services”), interest rate swap arrangements and foreign exchange services as any such products or services may be identified in the Bank’s various agreements relating thereto.

“Borrowers”	the Original Borrowers and any company that becomes a Borrower in accordance with Clause 23 (Accession of Obligors) and “Borrower” means any one of them.

“Borrowers Books”
all of an Obligor’s books and records including ledgers, records regarding that Obligor’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing such information.

“Borrowing Group”	the Obligors and their Subsidiaries from time to time.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Business Day”	any day that is not a Saturday, Sunday or a day on which the Bank is closed in California, US or a day on which leading banks are closed in the City of London, England.

“Cash”
at any time, cash in hand or at bank and (in the latter case) credited to an account in the name of an Obligor and to which that Obligor is alone beneficially entitled and includes Cash Equivalents but for the avoidance of doubt, no customer deposits.

“Cash Equivalents”
a)          marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any state of the United States or the United Kingdom having maturities of not more than one (1) year from the date of acquisition;

b)          commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and

c)           the Bank’s certificates of deposit issued maturing no more than one (1) year after issue.

“Closing Date”	the date of this Agreement.

“Code”	the US Internal Revenue Code of 1986.

“Collateral”	defined in Clause 15.1 (Security).

“Compliance Certificate”	the certificate in the form of Schedule 2 (Compliance Certificate).

“Contingent Obligation”
for any person, any direct or indirect liability, contingent or not, of that person for:

a)          any Indebtedness, lease, dividend, letter of credit or  other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, jointly made, discounted or sold with recourse by that person, or for which that person is directly or indirectly liable;

b)          any obligations for undrawn letters of credit for the account of that person; and

c)          all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a person against fluctuation in interest rates, currency exchange rates or commodity prices.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

but “Contingent Obligation” does not include endorsements or trade credit incurred in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the person in good faith but such amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Copyrights”
all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

“Credit Extension”	each Term Loan Drawing, Letter of Credit, FX Contract, amount utilised for Cash Management Services or any other extension of credit by the Bank for a Borrower’s benefit under this Agreement.

“Current Liabilities”
are all obligations and liabilities of the Obligors to the Bank, plus, without duplication, the aggregate amount of the Obligor’s Total Liabilities (including all obligations and liabilities due to junior/ subordinated lenders) that mature within one (1) year (but, for the avoidance of doubt, excluding customer deposits).

“Debenture”	The English law debenture granted by the English Obligors in favour of the Bank on or about the date of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Deferred Revenue”
all amounts invoiced or received, as appropriate, in advance of performance under contracts and not yet recognised as revenue as set out in the Monthly Financial Statements of the Obligors provided under Clause 17.1(b) (Information undertakings) and as certified in each Compliance Certificate.

“Disclosed Matters”	means those matters accurately and fairly disclosed, and with sufficient detail to identify the nature and scope of the matter disclosed, set out or referred to in the Perfection Certificates.

“Dollar Equivalent”
at any time:

a)          with respect to any amount denominated in USD, such amount, and

b)          with respect to any amount denominated in a Foreign Currency, the equivalent amount in USD as determined by the Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“ English Obligors”	Midatech Pharma Plc (09216368), Midatech Ltd (04097593) and Midatech Pharma (Wales) Limited (04929486) and any entity incorporated in England or Wales who becomes an Obligor after the Closing Date.

“English Subsidiaries”	Midatech Ltd (04097593) and Midatech Pharma (Wales) Limited (04929486).

“Equipment”	all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which an Obligor has any interest.

“ERISA”	Employee Retirement Income Security Act of 1974 and its regulations.

“Euro” and “€”	the single European currency and in respect of all payments to be made under this Agreement means immediately available, freely-transferable cleared funds.

“Event of Default”	defined in Clause 20 (Events of Default).

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Excluded Taxes”
means any of the following Taxes imposed on or with respect to the Bank or required to be withheld or deducted from a payment to the Bank, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Bank being organized under the laws of, or having its principal office or, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Bank with respect to an applicable interest in an Obligation pursuant to a law in effect on the date on which (i) the Bank acquires such interest in the Obligation or (ii) the Bank changes its lending office, except in each case to the extent that, pursuant to Clause 10, amounts with respect to such Taxes were payable either to the Bank’s assignor immediately before the Bank became a party hereto or to the Bank immediately before it changed its lending office, Taxes attributable to the Bank’s failure to comply with Clause 10.4 and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA”
a)          sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

b)          any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an inter-governmental agreement between the US and  any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

c)          any agreement pursuant to the implementation of paragraph (a) or (b) above with the IRS, the US government or any governmental or taxation authority in any other jurisdiction.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“FATCA Application Date”
a)          in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 January 2014;

b)          in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

c)          in relation to a “pass thru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction”	a deduction or withholding from a payment under a Loan Document required by FATCA.

“FATCA Exempt Party”	a Party that is entitled to receive payments free from any FATCA Deduction

“FATCA FFI”	a foreign financial institution as defined in section 1471(d)(4) of the Code which, if the Bank is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

“FATCA Payment”	the increase in a payment made by an Obligor to the Bank under Clause 10.5 (FATCA Deduction and gross up by Obligor).

“Financial Quarter”	each period of three months in a calendar year which commences on 1 January, 1 April, 1 July and 1 October.

“Financial Quarter Date”	the last day of a Financial Quarter.

“Foreign Currency”	any lawful money that is not USD or Sterling.

“FX Contract”	any foreign exchange contract by and between an Obligor and the Bank under which an Obligor commits to purchase from or sell to the Bank a specific amount of Foreign Currency on a specified date.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Governmental Approval”
any consent, authorisation, approval, order, licence, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority”
any nation or government, any state or other political sub-division thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organisation.

“Grace Period”	for the purpose of clause 20.1, the period of three (3) Business Days.

“Guarantors”	the Original Guarantors and any company who becomes a Guarantor in accordance with Clause 23 (Accession of Obligors) and “Guarantor” means any one of them.

“IFRS”
International Financial Reporting Standards, a collection of guidelines and rules set by the International Accounting Standards Board (www.iasb.org) which is applicable to the circumstances as at the date of determination.

“Indebtedness
a)          Indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit;

b)          obligations evidenced by notes, bonds, debentures or similar instruments;

c)          capital lease obligations; and

d)          Contingent Obligations.

“Indemnified Taxes”
a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Obligors under any Loan Document and b) to the extent not otherwise described in (a), Other Taxes.

“Insolvency Proceeding”	defined in Clause 20.6 (Insolvency Proceedings).

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Intellectual Property”
all subsisting intellectual property rights presently or in the future owned by an Obligor in any part of the world including Patents and rights of a similar nature, applications for patents and such rights, divisions, prolongations, renewals, extensions, supplementary protection certificates and continuations of such applications for Patents, registered and unregistered trademarks, registered and unregistered service marks, registered and unregistered designs, utility models (in each case for their full period and all extensions and renewals of them), applications for any of them and the right to apply for any of them in any part of the world, inventions, processes, software, formulae, technology (whether patentable or not) data, drawings, specifications, business or trade secrets, technical information, confidential information, Know-how, business names, trade names, brand names, domain names, database rights, Copyright and rights in the nature of database rights and copyright, design rights, get-up and any uniform resource identifier and any similar rights existing in any country and all legal equitable and other rights in any of them owned by an Obligor and the benefit(subject to the burden) of any and all agreements, arrangements and licences (where such agreements and licences permit the creation of security without prior consent) in connection with any of the foregoing.

“Inventory”
present and future inventory in which an Obligor has any interest, including merchandise, stock in trade, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of an Obligor, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

“Investment”	any beneficial ownership of (including shares, stock, partnership interest or other securities) any person, or any loan, advance or capital contribution to any person.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“IRS”	the US Internal Revenue Service.

“Key Person”	the CEO and the CFO, in each case, of the Parent from time to time.

“Know-how”
all the body of knowledge, technical experience, expertise and skills, technical processes, secret processes, formulae and technical information held by an Obligor and relating to its business, which is not in the public domain.

“Letter of Credit”	a standby or commercial letter of credit issued by the Bank upon request of an Obligor based upon an application, guarantee, indemnity or similar agreement.

“Loan Documents”
collectively, this Agreement, the Warrant Instrument, the Warrant Certificate, the Security Documents, any Accession Deed, any Perfection Certificate, any Bank Services Agreement, any loan, notes, or notes or guarantees executed by an Obligor and any other present or future agreement between an Obligor and/or for the benefit of the Bank.

“Material Adverse Change”
a)          a material impairment in the perfection or priority of the Bank’s Security Interest in the Collateral or in the value of such Collateral, in each case, taken as a whole;

b)          a material adverse change in the business, operations, or condition (financial or otherwise) of the Obligors taken as a whole;

c)          a material impairment of the prospect of repayment of any portion of the Obligations, or

d)          the Bank determines based on information available to it and its reasonable judgment that there is a reasonable likelihood that an Obligor shall fail to comply with the financial covenant in Clause 15.1 during the succeeding financial reporting period.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Obligations”
the obligation of the Obligors to pay when due any debts, principal, interest, Bank Expenses and other amounts it owes the Bank now or later, whether under the Loan Documents or otherwise, including any interest accruing after Insolvency Proceedings begins and debts, liabilities, or obligations of the obligors (both actual and contingent) assigned to the Bank and the performance of the Obligors’ duties under the Loan Documents.

“Obligors”	together, the Borrowers and the Guarantors and “Obligor” means any one of them.

“Other Connection Taxes”
with respect to the Bank, Taxes imposed as a result of a present or former connection between the Bank and the jurisdiction imposing such Tax (other than connections arising from the Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”
all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent”	Midatech Pharma Pic (09216368).

“Participating Member State”	any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to economic and monetary union.

“Parties”	the parties to this Agreement.

“Patents”	patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations in part of the same.

“Perfection Certificate”	defined in Clause 14.22 (Perfection Certificates).

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Permitted Indebtedness”
a)          the Obligors’ Indebtedness to the Bank under the Loan Documents;

b)          intercompany Indebtedness between and among the Obligors;

c)          Indebtedness between an Obligor and any of its subsidiaries as permitted under Clause 19.9 (Subsidiary Restrictions);

d)          Indebtedness existing on the Closing Date that the Bank has previously approved in writing;

e)          Subordinated Debt;

f)          unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

g)        Indebtedness in respect of capital lease obligations, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that

(i)           such Indebtedness is incurred within thirty (30) days after acquisition or completion of construction or improvement; and

(ii)           the aggregate principal amount of all such Indebtedness shall not exceed £100,000;

h)          Indebtedness relating to Permitted Security Interests;

i)           Other secured Indebtedness of Obligors of up to £100,000 at any time;

j)           Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; and

k)          extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness set out in paragraphs (a) to (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon any Obligor or any Subsidiary, as the case may be.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Permitted Investments”
a)          Investments that exist on the Closing Date and are disclosed by the Perfection Certificates delivered to the Bank as required under clause 14.22 (Perfection Certificates);

b)          (i) Cash Equivalents; and

 (ii) any Investments permitted by the investment policies of any Obligor, as amended from time to time, provided that such investment policies (and any such amendments thereto) have been approved by the Bank;

c)          Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of an Obligor’s business;

d)          Investments consisting of deposit accounts in which the Bank has a perfected Security Interest;

e)          Investments accepted in connection with Transfers permitted by Clause 19.1(a) (Dispositions);

f)          Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of any Obligor or any Subsidiary pursuant to employee stock purchase plans or agreements approved by that Obligor’s board of directors;

g)          Investments (including debt obligations) received in connection with the bankruptcy or reorganisation of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

h)          Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates of the relevant Obligor, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of any Obligor in any Subsidiary.

“Permitted Security Interests”
a)          Security Interests existing on the Closing Date which are approved by the Bank in writing and Security Interests arising under the Loan Documents;

b)          Security Interests for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which any Obligor maintains adequate reserves on its books, to the extent that they have no priority over any of the Bank’s Security Interests and notified in writing to the Bank either prior or subsequently to the Closing Date;

c)          purchase money Security Interests (i) on Equipment acquired or held by any Obligor incurred for financing the acquisition of the Equipment securing no more than £100,000 in aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Security Interest is confined to the property and improvements and the proceeds of the Equipment;

d)          leases or sub-leases and non-exclusive licences or sub-licences granted in the ordinary course of any Obligor’s business, if the leases, sub-leases, licences and sub-licences permit granting the Bank a Security Interest;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

e)          Security Interests incurred in the extension, renewal or refinancing of the indebtedness secured by Security Interests described in (a) to (c), provided that any extension, renewal or replacement Security Interest shall be limited to the property encumbered by the existing Security Interest and the principal amount of such indebtedness shall not increase;

f)          Security Interests arising by operation of law in the ordinary course of business;

g)         Security Interests granted with the prior written consent of the Bank;

h)          the filing of UCC financing statements solely as a precautionary measure in connection with operating leases;

i)          deposits under worker’s compensation, unemployment insurance and social security and similar laws to secure statutory obligations or surety appeal or performance or other similar bonds incurred in the ordinary course of business or to secure performance as lessee under leases of real or personal property and other obligations of a like nature, in each case incurred in the ordinary course of business;

j)          Security Interests and rights of set off in favour of banking institutions arising by operation of statutory or common law encumbering deposits held by such banking institutions; and

k)          judgment liens to the extent they do not constitute an Event of Default pursuant to clause 20.8 (Events of Default) of this Agreement.

“Prepayment Fee”	has the meaning such term is given in clause 9.3 (Fees).

“Quick Assets”	is, on any date, the Obligors’ unrestricted Cash and net billed accounts receivable.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Receivables”
all present and future book debts, accounts, accounts receivable, contract rights, and other obligations owed to the Obligors in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guarantees, other security and all merchandise returned to or reclaimed by the Obligors and any Borrower’s Books relating to any of the foregoing, and each a “Receivable”.

“Repeat Representations”	means each of the representations and warranties in Clause 14 (Representations and warranties) other than 14.2 (No filing) and 14.6 (No deduction).

“Responsible Officer”	each of the chief executive officer, managing director, director, president, chief financial controller (or equivalent) of each Obligor.

“Security Agreement”	that certain security agreement dated on or about the date of this Agreement between the US Obligor and the Bank.

“Security Documents”	defined in Clause 15.1 (Security).

“Security Interest”	a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Sterling” and “£”
the lawful currency of the United Kingdom of Great Britain and Northern Ireland and in respect of all payments to be made under this Agreement means immediately available, freely-transferable cleared funds.

“Sterling Base Rate”	the Bank of England’s base rate of interest as published from time to time provided that if such rate is less than 0.25% it shall be deemed to be 0.25%.

“Subordinated Debt”

“Subsidiary”	a subsidiary undertaking as defined in section 1162 of the 2006 Act.

“Supplemental Charge”	the supplemental charge contained in each Debenture, in the form appended to such Debenture at Schedule 6.

“SVB Operating Accounts”	the Sterling, Euro and USD operating accounts maintained by the Obligors with the Bank.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Taxes”
any present or future taxes, levies, duties, imposts or other charges or withholdings of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same), and “Tax” and “Taxation” have a corresponding meaning.

“Term Loan”	means Tranche 1 and/or Tranche 2 and/or Tranche 3 as applicable.

“Term Loan Commitment”	means an amount equal to the Tranche 1 Commitment, the Tranche 2 Commitment and the Tranche 3 Commitment in aggregate.

“Term Loan Drawing”	a drawing under the Term Loan.

“Term Loan Maturity Date”	30 June 2020.

“Tranche 1”	means the first tranche of the term loan facility made available under this Agreement as described in clause 2 (The Facilities).

“Tranche 1 Commitment”	means an amount of up to £2,000,000.

“Tranche 2”	means the second tranche of the term loan facility made available under this Agreement as described in clause 2 (The Facilities).

“Tranche 2 Commitment”	means an amount of up to £2,000,000.

“Tranche 3”	means the third tranche of the term loan facility made available under this Agreement as described in clause 2 (The Facilities).

“Tranche 3 Commitment”	means an amount of up to £2,000,000.

“Total Liabilities”
on any day, obligations that should, under IFRS, be classified as liabilities on the Borrowing Group’s consolidated balance sheet, including all Indebtedness, and the current portion of Subordinated Debt permitted by the Bank to be paid by the Borrowing Group, but excluding all other Subordinated Debt.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Trademarks”
trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of an Obligor connected with the trademarks.

“Treasury Regulations”	means the tax regulations issued by the IRS.

“United States” or “US”	the United States of America.

“USA Patriot Act”	the US Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub.L.107-56) (commonly known as the USA PATRIOT Act).

“USD” and “$”	the lawful currency of the United States and in respect of all payments to be made under this Agreement means immediately available, freely-transferable cleared funds.

“US Obligor”	Midatech Pharma US Inc., and any entity incorporated in the United States of America who becomes an Obligor after the Closing Date.

“US Tax Obligor”
a)          an entity that is resident for tax purposes in the United States: or

b)          an entity, some or all of whose payments under the Loan Documents are from sources within the United States for US federal income tax purposes.

“Utilisation Request”	means a utilisation request in the form set out in Schedule 2 (Utilisation Request).

“Warrant Certificate”	the certificate in the name of the Bank evidencing the issue of warrants to subscribe for shares in the Parent and dated on or about the Closing Date.

“Warrant Instrument”	the warrant instrument constituting warrants to subscribe for shares made by the Parent and dated on or about the Closing Date.

“Western Europe”	Republic of Ireland, Spain, Italy, Portugal, Austria, France, Germany, Switzerland, Belgium, The Netherlands, Norway, Sweden, Finland, and Denmark.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

1.2.	Interpretation

Unless a contrary indication appears:

(a)	Accounting terms not defined in this Agreement shall be construed following IFRS.

(b)	Calculations and determinations must (where applicable) be made following IFRS.

(c)	The term “financial statements” includes the notes and schedules attached thereto.

(d)	The terms “including” and “includes” always mean “including (or includes) without limitation,” in any Loan Document.

(e)
The term “person” means any individual, sole proprietorship, partnership, limited liability partnership, limited liability company, corporation, joint venture, company, trust, consortium, unincorporated organisation, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, government agency or entity (whether or not having a separate legal personality).

(f)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent.

(g)	An Event of Default is “continuing” if it has not been remedied to the satisfaction of the Bank or waived in writing by the Bank.

(h)	In this Agreement:

(i)	the contents page and clause headings are included for convenience only and do not affect the construction of this Agreement;

(ii)	words denoting the singular include the plural and vice versa; and

(iii)	words denoting one gender include each gender and all genders.

(i)	In this Agreement, unless the context otherwise requires, references to:

(i)
documents, instruments and agreements (including, without limitation, this Agreement, the Security Documents and any document referred to in this Agreement) are references to such documents, instruments and agreements as modified, amended, varied, supplemented, restated, novated or otherwise modified from time to time;

(ii)	receivers are references to receivers of whatsoever nature including receivers and managers and administrative receivers;

(iii)
the terms the “Bank”, “Borrower”, “Guarantor”, “Obligor” and “Receiver” include, where the context so admits, references to successors, permitted, transferees and permitted assigns to any delegate of any such person;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(iv)	recitals, Clauses and Schedules are references to recitals to this Agreement, Clauses of this Agreement and Schedules to this Agreement;

(v)	and references to this Agreement include its Schedules;

(vi)	paragraphs are references to paragraphs of the Schedule in which the references appear;

(vii)
statutory provisions (where the context so admits and unless otherwise expressly provided) are construed as references to those provisions as amended, consolidated, extended or re-enacted from time to time, and to any orders, regulations, instruments or other subordinate legislation made under the relevant statute; and

(viii)	unless otherwise stated, a time of day is a reference to London time.

1.3.	Conflict with other Loan Documents

If there is any conflict between the provisions of this Agreement and the provisions of any other Loan Document, the provisions of this Agreement shall prevail.

1.4.	Third party rights

A person who is not a Party has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

2.	The Facilities.

Subject to the terms of this Agreement, the Bank makes available to the Borrowers:

(a)	a term loan facility equal to the Tranche 1 Commitment;

(b)	a term loan facility equal to the Tranche 2 Commitment; and

a term loan facility equal to the Tranche 3 Commitment.

3.	Purpose

The Borrowers shall use the proceeds of any Credit Extension solely to fund their general corporate and working capital purposes.

The Bank is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions precedent

4.1.	Conditions precedent to initial Credit Extension

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

The Bank’s obligation to make the initial Credit Extension available to the Borrowers is subject to the following conditions precedent:

(a)
receipt by the Bank of the relevant Utilisation Request not less than three Business Days in advance of the proposed date of the initial Credit Extension, or such shorter period as the Bank may in its discretion allow

(b)
The Bank has received, in form and substance satisfactory to it, such documents, and completion of such other matters, as the Bank may reasonably deem necessary or appropriate, including all of the documents, evidence and payments listed in Schedule 3 (Conditions precedent).

(c)	the representations and warranties in Clause 14 (Representations and warranties) being true in all material respects (with reference to the facts and circumstances then existing) on:

(i)	the date of the Utilisation Request;

(ii)	and the date that the initial Credit Extension is made,

except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall also have been true and correct in all respects on and as of such earlier date; and

(d)	that no Event of Default has occurred and is continuing or would result from the marking of the Credit Extension.

4.2.	Conditions precedent to all Credit Extensions (other than the initial Credit Extension)

The Bank’s obligation to make each Credit Extension (other than the initial Credit Extension which is dealt with in clause 4.1 above) is subject to the following conditions precedent:

(a)
receipt by the Bank of the relevant Utilisation Request not less than three Business Days in advance of the proposed date of a Credit Extension, or such shorter period as the Bank may in its discretion allow;

(b)
the Repeating Representations being true in all material respects with reference to the facts and circumstances then existing on the date of the Utilisation Request and on the date such Credit Extension is made and no Event of Default has occurred and is continuing or would result from the making of the Credit Extension; and

(c)
the Bank has determined to its satisfaction that there has not been any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, or any material adverse deviation from the Borrower from the most recent business plan of the Borrower presented to and accepted by the Bank.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

4.3.	Covenant to deliver

(a)	The Obligors agree to deliver or procure the delivery to the Bank, of each item required to be delivered to the Bank under this Agreement as a requirement to any Credit Extension.

(b)
The Obligors expressly agree that a Credit Extension made prior to the receipt by the Bank of any such item shall not constitute a waiver by the Bank of the Obligors’ obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in the Bank’s sole discretion.

4.4.	Availability Period

Subject to this Clause 4, each Credit Extension shall be made within the relevant Availability Period.  After the relevant Availability Period, Credit Extensions shall cease to be available.

5.	Credit Extension

5.1.	Term Loan Drawing request

To obtain a Term Loan Drawing, a Borrower must notify the Bank (which notice shall be irrevocable) by email, facsimile or telephone by 1:00 p.m. and not less than three Business Days before the date on which the Term Loan Drawing is due to be made.

5.2.
If notification pursuant to Clause 5.1 is by telephone or by email, the relevant Borrower must promptly confirm the notification by delivering to the Bank a completed Utilisation Request.  For the avoidance of doubt, that Borrower may deliver such a Utilisation Request to the Bank by attaching a scan of the signed Utilisation Request to an email addressed to the Bank in accordance with Clause 27 (Notices).

5.3.	The Bank shall credit Term Loan Drawings to the appropriate SVB Operating Account.

5.4.
The Bank may make Term Loan Drawings under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Term Loan Drawings are necessary to meet Obligations which have become due.  The Bank may rely on any telephone notice given by a person whom the Bank believes is a Responsible Officer or designee.  The Obligors shall indemnify the Bank for any loss the Bank suffers due to such reliance.

5.5.	Only one Term Loan Drawing may be made in respect of each of Tranche 1, Tranche 2 and Tranche 3.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

5.6.	Completion of a Utilisation Request

A Utilisation Request shall specify:

(a)	the date on which the Term Loan Drawing is to be made, which day shall be a Business Day;

(b)	the amount of such Term Loan Drawing; and

(c)	such other requirements as the Bank determines are reasonable in connection with that Utilisation Request.

5.7.	Currency and amount

Each Term Loan Drawing shall be in Sterling and in a minimum amount of £2,000,000.

5.8.	Notice

The Bank will use its reasonable endeavours to provide a written notice to the Obligors as soon as commercially practicable in respect of any exercise of its rights under Clause 6.1 (Undisbursed Credit Extensions).

6.	Undisbursed Credit Extensions

The Bank shall only be obliged to lend the undisbursed part of the Term Loan Commitment if:

(a)	there is no Event of Default outstanding;

(b)	no Event of Default would result from the Credit Extension in relation thereto; and

(c)	the Repeating Representations are true and accurate in all material respects,

in each case as at the date of the Utilisation Request and date of the Credit Extension.

7.	Repayment

7.1.	Repayment

The Obligors unconditionally promise to pay the Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as and when due in accordance with this Agreement.

7.2.	Repayment of Term Loan

(a)	The Obligors shall repay the Term Loan Drawing in respect of Tranche 1 in instalments by repaying:

(i)	on the first day of each month from the date of drawdown of Tranche 1 up to and including 30 June 2017 a payment of interest only; and

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(ii)	thirty six (36) equal instalments of principal, together with accrued interest thereon, the first of which being payable on 1 July 2017, and thereafter on the first day of each month.

(b)	The Obligors shall repay the Term Loan Drawing in respect of Tranche 2 in instalments by repaying:

(i)	on the first day of each month from the date of drawdown of Tranche 2 up to and including 31 March 2018 a payment of interest only; and

(ii)	twenty seven (27) equal instalments of principal, together with accrued interest thereon, the first of which being payable on 1 April 2018, and thereafter on the first day of each month.

(c)	The Obligors shall repay the Term Loan Drawing in respect of Tranche 3 in instalments by repaying on the first day of each month:

(i)	from the date of drawdown of Tranche 3 up to and including 31 March 2019 a payment of interest only; and

(ii)	fifteen (15) equal instalments of principal, together with accrued interest thereon, the first of which being payable on 1 April 2019, and thereafter on the first day of each month.

(d)	The Term Loan terminates on the Term Loan Maturity Date, when the principal amount of all Term Loan Drawings and unpaid interest thereon, shall be immediately due and payable.

7.3.	If a payment date under Clause 7.2 (Repayment of Term Loan) falls on a day which is not a Business Day, the relevant payment date shall be the next following Business Day.

7.4.	Debit of accounts

(a)
If any Obligor fails to timely pay any amounts owed hereunder when due, the Bank may debit any deposit or operating account of any Obligor held with the Bank for principal and interest payments when due, or any other amounts any Obligor owes to the Bank.

(b)	The Bank shall promptly notify the Obligor after it debits that Obligor’s accounts.

(c)	Any debit shall not constitute a set-off.

7.5.	Prepayment

A Borrower may, if it gives the Bank not less than five Business Days’ (or such shorter period as the Bank may agree) prior notice, prepay the whole but not part of the Term Loan Drawings.  Any prepayment in such circumstances shall be made together with (i) all accrued interest on the Term Loan Drawings, (ii) the Exit Fee and (iii) the Prepayment Fee.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

8.	Interest

8.1.	Calculation of interest

(a)	The principal amounts outstanding under the Term Loan shall accrue interest at the rate equal to the Sterling Base Rate plus 7.25% per annum.

(b)	Interest is computed on the basis of a 365 day year for the actual number of days elapsed.

8.2.	Payment of interest

(a)	The Borrowers shall pay interest monthly on the first calendar day of each month.

(b)	Payments received after 12:00 noon are considered to be received at the opening of business on the next following Business Day.

(c)	When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

8.3.	Default interest

Following receipt of notice given after the occurrence of an Event of Default, the Obligations shall bear interest at three per cent (3%) above the rate effective immediately before the Event of Default.

9.	Fees

9.1.	Arrangement fee

The Borrowers shall pay to the Bank a fully earned, non-refundable arrangement fee of 0.5% of the Term Loan Commitment due and payable on the Closing Date.

9.2.	Exit Fee

The Borrowers shall pay to the Bank a fully earned, non-refundable exit fee (the “Exit Fee”) equal to 2.85% of the aggregate Term Loan Drawings due and payable on the earlier of (i) the Term Loan Maturity Date and (ii) the Bank taking any action pursuant to Clause 21 (Bank’s rights and remedies) following an Event of Default.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

9.3.	Prepayment fee for Term Loan Drawings

(a)
Subject to paragraph (b) below, if any part of any Term Loan Drawing is prepaid voluntarily (and not arising by virtue of an Event of Default) it shall incur a prepayment fee (the “Prepayment Fee”) as follows:

(i)
if the prepayment occurs on or prior to the first anniversary of the date of the initial Credit Extension (the “First Anniversary”), the Borrowers shall pay to the Bank a fee of 3% of the total principal amount of all Term Loan Drawings outstanding immediately before the date of such prepayment;

(ii)
if the prepayment occurs after the First Anniversary but on or prior to the second anniversary of the date of the initial Credit Extension (the “Second Anniversary”), the Borrowers shall pay to the Bank a fee of 2% of the total principal amount of all Term Loan Drawings outstanding immediately before the date of such prepayment; and

(iii)
if the prepayment occurs at any time following the Second Anniversary, the Borrowers shall pay to the Bank a fee of 1% of the total principal amount of all Term Loan Drawings outstanding immediately before the date of such prepayment.

(b)
Any such Prepayment Fee will be waived by the Bank if either (i) such prepayment occurs in connection with a refinancing with the Bank or (ii) such prepayment occurs within 30 days of the Bank exercising its rights under Clause 22.3.

10.	Tax gross up and Indemnities

Withholding; gross up

10.1.
All payments to be made by the Obligors under this Agreement, whether in respect of principal, interest, fees or otherwise, shall (save insofar as required by law to the contrary) be paid in full without set-off or counterclaim and free and clear of and without any deduction or withholding or payment for or on account of any Taxes (other than a FATCA Deduction) that may be imposed in the United Kingdom or any other jurisdiction (a “Tax Deduction”) from which payment may be made by the Obligors under this Agreement. If any Obligor is required by law to effect Tax Deduction from or in connection with any payment made under this Agreement for the account of the Bank then:

(a)	the Obligor shall promptly notify the Bank upon becoming aware of the relevant requirements to deduct any such Tax Deduction;

(b)	the Obligor shall ensure that such Tax Deduction does not exceed the minimum legal liability therefor, shall remit the amount of such Tax to the appropriate Taxation authority and

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(i)
in relation to the US Obligor only, with respect to Indemnified Taxes only, shall forthwith pay to the Bank such additional amount as will result in the immediate receipt by the Bank of the full amount which would otherwise have been receivable under this Agreement had no such Tax Deduction been made; and

(ii)
in relation to Obligors other than the US Obligor, shall forthwith pay to the Bank such additional amount as will result in the immediate receipt by the Bank of the full amount which would otherwise have been receivable under this Agreement had no such Tax Deduction been made; and

(c)	the Obligor shall not later than fifty (50) days after each Tax Deduction forward to the Bank documentary evidence reasonably required by the Bank in respect of the payment of any such Taxes.

(d)	The US Obligor shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Bank timely reimburse it for the payment of, any Other Taxes.

10.2.
If the Bank receives the benefit of any credit, payments or reimbursement in respect of the payment of any amount by an Obligor (including the US Obligor in relation to an Indemnified Tax) under this Clause 10 it shall (to the extent that it can do so without prejudice to the retention of such benefit) pay to the Obligor such part of that benefit as in its absolute discretion will leave it (after such payment) in no more or less favourable position than it would have been in if no Tax Payment had been required by the Obligor.  For these purposes a “Tax Payment” means an increase in a payment made by the Obligor to the Bank under Clause 10.1 (Withholding; gross up).

10.3.	Nothing in this Clause 10 requires the Bank to arrange its tax affairs in a particular way or to disclose any information regarding its tax affairs.

10.4.	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party;

(B)	or not a FATCA Exempt Party;

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable “pass thru payment percentage” or other information required under the Treasury Regulations or other official guidance including inter-governmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(iii)
in addition, if the Bank is entitled to an exemption from or reduction of withholding Tax with respect to payments made to the US Obligor under any Loan Document, Bank shall deliver to the US Obligor, at the time or times reasonably requested by the US Obligor, such properly completed and executed documentation reasonably requested by the US Obligor as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, the Bank, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the US Obligor as will enable the US Obligor to determine whether or not the Bank is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the precedent two sentences, the completion, execution and submission of such documentation (other than Internal Revenue Service Form W-9 or the relevant Internal Revenue Service Form W-8) shall not be required if in the Bank’s reasonable judgement such completion, execution or submission would subject the Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Bank.

(b)
If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige the Bank to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any policy of the Bank;

(iii)	any fiduciary duty; or

(iv)	any duty of confidentiality

(d)
If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:

(i)	if that Party failed to confirm whether it is a FATCA Exempt Party, then such Party shall be treated for the purposes of the Loan Documents as if it is not a FATCA Exempt Party; and

(ii)
if that Party failed to confirm its applicable “pass thru payment percentage”, then such Party shall be treated for the purposes of the Loan Documents (and payments made pursuant to the Loan Documents) as if its applicable “pass thru payment percentage” is 100%,

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

10.5.	FATCA Deduction by Obligors

(a)
If an Obligor is required to make a FATCA Deduction, the Obligor shall make that FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(b)	Each Obligor shall promptly upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of a FATCA Deduction) notify the Bank accordingly.

(c)
As soon as reasonably practicable after making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Obligor making that FATCA Deduction shall deliver to the Bank evidence reasonably satisfactory to the Bank that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority.

10.6.	FATCA Deduction by the Bank

The Bank may make any FATCA Deduction it is required by FATCA to make together with any payment required in connection with that FATCA Deduction, and the Bank shall not be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.  If the Bank becomes aware that it must make a FATCA Deduction in respect of a payment to another Party (or that there is any change in the rate or the basis of such FATCA Deduction), it shall notify that Party.

11.	Other Indemnities

Each Obligor indemnifies, defends and holds the Bank and its directors, officers, employees, agents or any other person affiliated with or representing the Bank (each, an “Indemnified Person”) harmless against:

(a)
all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents (excluding the Warrant Instrument);

(b)
and all losses or Bank Expenses incurred, or paid by such Indemnified Person from, following, or directly related to transactions between the Bank and the Obligors (including legal and audit fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or wilful misconduct.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

12.	Costs and Expenses

12.1.	The Borrowers shall pay to the Bank all Bank Expenses (including legal and audit fees and expenses incurred up to and after the Closing Date), when due.

12.2.	Any amounts paid by the Bank on behalf of the Obligors are Bank Expenses and are immediately due and payable, and shall bear interest at the then applicable rate.

12.3.	No payments by the Bank shall be deemed an agreement to make similar payments in the future or the Bank’s waiver of any Event of Default.

13.	Guarantee and Indemnity

13.1.	Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to the Bank punctual performance by each Obligor of all that Obligor’s obligations under the Loan Documents;

(b)
undertakes with the Bank that whenever any Obligor does not pay any amount when due under or in connection with any Loan Document (excluding the Warrant Instrument), that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)
agrees with the Bank that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Bank immediately on demand against any cost, loss or liability it incurs as a result of any Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Loan Document (excluding the Warrant Instrument) on the date when it would have been due.  The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 13 if the amount claimed had been recoverable on the basis of a guarantee.

13.2.
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Loan Documents, regardless of any intermediate payment or discharge in whole or in part.

13.3.
If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by the Bank in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 13 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

13.4.
The obligations of each Guarantor under this Clause 13 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 13 (without limitation and whether or not known to it or the Bank) including:

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Loan Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Loan Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security; or

(g)	any insolvency or similar proceedings.

13.5.
Without prejudice to the generality of this Clause 13, each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

13.6.
Each Guarantor waives any right it may have of first requiring the Bank (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 13.  This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

13.7.	Unless:

(a)	all amounts which may be or become payable by the Obligors under the Loan Documents have been irrevocably paid in full; or

(b)	the Bank otherwise directs,

no Guarantor will, after a claim has been made or by virtue of any payment by it under this Clause 13:

(i)	present claims for the creditor’s meeting to the bankruptcy trustee or administrator of, or vote as a creditor of any Obligor that is bankrupt in competition with the Bank; or

(ii)	receive, claim or have the benefit of any payment from or on account of any Obligor, or exercise any right of set-off against any Obligor.

13.8.
Until all amounts which may be or become payable by the Obligors under or in connection with the Loan Documents have been irrevocably paid in full and unless the Bank otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Loan Documents or by reason of any amount being payable, or liability arising, under this Clause 13:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Loan Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Bank under the Loan Documents or of any other guarantee or security taken pursuant to, or in connection with, the Loan Documents by the Bank;

(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 13.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with the Bank.

(g)
If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Bank by the Obligors under or in connection with the Loan Documents to be repaid in full on trust for the Bank and shall promptly pay or transfer the same to the Bank or as the Bank may direct for application in accordance with Clause 24 (Payment mechanics).

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

13.9.
If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Loan Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)
that Retiring Guarantor is released by the Bank and each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to the Bank and any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Loan Documents; and

(b)
each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Loan Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Bank under any Loan Document or of any other security taken pursuant to, or in connection with, any Loan Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

13.10.	This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Bank.

13.11.	The terms of the guarantee in this clause 13 do not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance.

14.	Representations and Warranties

Each Obligor represents and warrants to the Bank as follows:

14.1.	Status and authorization

(a)
The Parent is a public limited company, and is duly incorporated and validly existing under the laws of England and Wales with power to carry on its business as it is now being conducted and to own property and other assets;

(b)
The English Subsidiaries are each a private limited company and each is duly incorporated and validly existing under the laws of England and Wales with power to carry on its business as it is now being conducted and to own property and other assets;

(c)
The US Obligor represents that it is a corporation, duly incorporated and validly existing in good standing under the laws of Delaware in the United States and has power to carry on its business as it is now being conducted and to own property and other assets;

(d)	No Obligor is a FATCA FFI or (other than the US Obligor) a US Tax Obligor.

(e)
The execution, delivery and performance of the Loan Documents to which the Obligors are a party and the entry into of the transactions contemplated by the Loan Documents, is within the corporate powers of the Obligors, has been duly authorised by all necessary corporate and other action and do not and will not:

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(i)	conflict with:

(A)	any law or regulation applicable to it to the extent such conflict could reasonably be expected to cause a Material Adverse Change;

(B)	its constitutional and/or organisational documents;

(C)	or any agreement or instrument binding on it to the extent such conflict could reasonably be expected to cause a Material Adverse Change;

(ii)
result in the creation or imposition of (or enforceability of) any Security Interest on the whole or any part of its undertaking or assets pursuant to the provisions of any agreement or documents other than the Security Documents.

(f)	The Obligors are not in default under any contractual, governmental or public obligation binding upon it to an extent such default could reasonably be expected to cause a Material Adverse Change.

14.2.	No filing

Under the laws of England and Wales it is not necessary that any Loan Documents be filed, recorded or enrolled with any court or other authority in England and Wales save for due registration of any Debenture (and, where applicable, a Supplemental Charge) at Companies House under the 2006 Act or that any stamp, registration or similar tax be paid on or in relation to any Loan Documents (or where it is so required, any Loan Documents have been so filed, recorded or enrolled or such stamp, registration or other tax has been paid).

14.3.	Legal validity

Subject to the registration of any Debenture (and, where applicable, a Supplemental Charge) at Companies House under the 2006 Act, the obligations expressed to be assumed by it in each of the Loan Documents to which it is a party are legal and valid obligations binding on it in accordance with the terms of such Loan Document subject to general principles of law affecting creditors’ rights.

14.4.	Collateral

(a)
The Obligors have good title to, has rights in, and the power to transfer each item of the Collateral upon which they purports to grant a Security Interest under the Loan Documents, free and clear of any and all Security Interests except Permitted Security Interests.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(b)
The Receivables are bona fide, existing obligations of the Account Debtors, and the service or property has been performed or delivered to the Account Debtor or its agent for the shipment without undue delay to and unconditional acceptance by the Account Debtor.

(c)
The Collateral is not in the possession of any third party bailee (such as a warehouse).  In the event that an Obligor, after the date of this Agreement, intends to store or otherwise deliver any portion of the Collateral to a bailee, then the Obligor will first receive the written consent of the Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of the Bank.

(d)	All Inventory owned by it is in all material respects of good and marketable quality for its intended purpose, free from material defects, normal wear and tear and obsolescence excepted.

(e)	Each Obligor is the sole owner of its owned Intellectual Property, except for non- exclusive licences granted to its customers in the ordinary course of business.

(f)	Except to the extent that it could not reasonably be expected to cause a Material Adverse Change:

(i)	each registered patent is valid and enforceable, and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and

(ii)	to the best of the Obligor’s knowledge, no claim has been made that any part of the Intellectual Property infringes the rights of any third party.

14.5.	No default

No Event of Default is outstanding or would result from the making of any Credit Extension.

14.6.	No deduction

No Obligor will be required to make any deduction or withholding from any payment it may make under this Agreement.

14.7.	No proceedings pending or threatened

Save for the Disclosed Matters, there are no actions, arbitration or any administrative or other proceedings pending or, to the knowledge of each Obligor’s Responsible Officers or legal counsel, threatened by or against an Obligor or any Subsidiary of an Obligor involving more than £100,000.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

14.8.	Financial statements

(a)
The financial information for each Obligors delivered to the Bank pursuant to Clause 17.1 (Requirements as to financial statements, reports and certificates) fairly present in all material respects that Obligor’s financial condition and results of operations.

(b)
There has not been any deterioration in the financial condition of any Obligor since the date of the most recent financial information submitted to the Bank pursuant to Clause 17.1 (Requirements as to financial statements, reports and certificates) which could result in a Material Adverse Change.

(c)
Each set of financial statements for the Group delivered to the Bank pursuant to Clause 17.1 (Requirements as to financial statements, reports and certificates) fairly present in all material respects the Group’s financial condition and results of operations.

(d)
There has not been any deterioration in the Group’s financial condition since the date of the most recent set of financial statements submitted to the Bank pursuant to Clause 17.1 (Requirements as to financial statements, reports and certificates) which could result in a Material Adverse Change.

14.9.	Solvency

The fair saleable value of each obligor’s assets recorded in its books and accounts taken as a whole exceeds the fair value of the Obligor’s liabilities taken as a whole and each Obligor is able to pay its debts (including trade debts) as they fall due.

14.10.	Subsidiaries

No Obligor owns any shares, stock, partnership interest or other equity securities except for Permitted Investments.

14.11.	Full disclosure

Taking into account the Disclosed Matters (and excluding the forecasts and projections subject to the separate representation and warranty in clause 14.16 (Forecasts and projections)), no written representation, warranty or other statement of any Obligor in any certificate or written statement given to the Bank, on the date that such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to the Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognised by the Bank that if any such matter constitutes a projection and/or forecast provided by an Obligor in good faith and is based upon reasonable assumptions, then they are not to be viewed as facts for the purposes of this Agreement and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

14.12.	No winding-up

No Obligor has taken any corporate or other action nor has any application been made or have any other steps been taken or legal proceedings been started or (to the best of each Obligor’s knowledge and belief having made due and proper enquiry) threatened against an Obligor or any of its Subsidiaries or for their winding-up or for the appointment of a trustee, liquidator, receiver, administrative receiver, administrator or similar officer of them or of any or all of their assets.

14.13.	Taxation

Each Obligor has complied in all material respects with all Taxation laws in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it and no claims are being asserted against it in respect of Taxes save for assessments in relation to the ordinary course of the business of the Obligors or claims contested in good faith and in respect of which adequate provision has been made and disclosed in the latest accounts of the Obligors or information delivered to the Bank under this Agreement.

14.14.	Licences

(a)
No Obligor is a party to, nor bound by, any material licence (other than over the counter software that is commercially available to the public) or other material agreement with respect to which the Obligor is the licensee that prohibits or otherwise restricts the Obligor from granting a Security Interest in the Obligor’s interests in such licences or agreements or any other property.

(b)
Each Obligor shall provide written notice to the Bank within ten (10) days of entering or becoming bound by, any such licence or agreement which is reasonably likely to have a material impact on the Obligor’s business or financial condition.

(c)
Each Obligor shall take such steps as the Bank reasonably requests to obtain the consent of, authorisation by or waiver by, any person whose consent or waiver is necessary for all such licences or contract rights to be deemed Collateral and for the Bank to have a Security Interest in it that might otherwise be restricted or prohibited by law or by the terms of any such licence or agreement, whether now existing or entered into in the future.

14.15.	No undisclosed Security Interest

No Security Interest (other than Permitted Security Interests) exists over any of the present or future assets of the Obligors.

14.16.	Forecasts and projections

All forecasts and projections supplied by or on behalf of an Obligor to the Bank were carefully prepared and believed by the Obligor to be not misleading in any material respect at the date on which they were provided.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

14.17.	Other circumstances

No Obligor is aware of any facts or circumstances that have not been disclosed to the Bank which might reasonably be likely to cause a Material Adverse Change.

14.18.	Intellectual Property rights

No Obligor is aware of any current, pending or threatened challenge or objection which has or might cause a Material Adverse Change by any third party to the use by it of any material Intellectual Property rights, or infringement of such rights by any third party.

14.19.	Jurisdiction

Each Obligor other than the US Obligor has its centre of main interest in England and Wales for the purposes of the Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings.

14.20.	Foreign Activities Laws

(a)

(i)
To the extent applicable, each of the Obligors and, to the knowledge of each of the Obligors, each of their Affiliates is in compliance, in all material respects, with US Executive Order No. 13224 of September 23, 2001 - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism (the “Executive Order”); the USA PATRIOT Act; the Money Laundering Control Act of 1986, Public Law 99-570; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq, the Trading with the Enemy Act, 50 U.S.C. App. §§ 1 et seq, any Executive Order or regulation promulgated thereunder and administered by the Office of Foreign Assets Control (“OFAC”) of the US Department of the Treasury; and any similar law enacted in the United States subsequent to the date of this Agreement (collectively the “Foreign Activities Laws”).

(ii)	None of the Obligors or, to the knowledge of any of the Obligors, any of their Affiliates, is the subject of any action or investigation under any Foreign Activities Laws.

(b)	None of the Obligors or, to the knowledge of any of the Obligors, any of their Affiliates,

(i)
is, or is controlled by, a Restricted Party (being any person listed in the Annex to the Executive Order, on the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC, or in any successor list to either of the foregoing);  or

(ii)	engages in any dealings or transactions with any Restricted Party. As used herein, a “Restricted Party”.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(c)
None of the Obligors has, nor, to the knowledge of any of the Obligors, has any person acting on its behalf including, without limitation, any director, officer, agent or employee, directly or indirectly:

(i)	used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity;

(ii)	made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds;

(iii)	violated any provision of the United Kingdom Money Laundering Regulations 2007, the United Kingdom Proceeds of Crime Act 2002, or the United Kingdom Terrorism Act 2000; or

(iv)	made and/or been involved with any other unlawful payment.

14.21.	Regulatory compliance

The US Obligor represents that it is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  The US Obligor is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  The US Obligor has complied in all material respects with the Federal Fair Labor Standards Act.  The US Obligor has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to be a Material Adverse Change.  None of the US Obligor’s or any of its Subsidiaries’ properties or assets has been used by the US Obligor or any Subsidiary or, to the best of the US Obligor’s knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  The US Obligor and each of its Subsidiaries have obtained all consents, approvals and authorisations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except where the failure to do so could not reasonably be expected to have a material adverse effect on the US Obligor’s business or operations.

14.22.	Perfection Certificates

In connection with this Agreement, each Obligor has delivered to the Bank a certificate signed by the Obligor and entitled “Perfection Certificate” (the “Perfection Certificate”).  Each Obligor represents and warrants to the Bank that:

(i)	its exact legal name is that indicated on the Perfection Certificate and on the signature page of this Agreement;

(ii)	it is an organisation of the type and it is organised in the jurisdiction set out in the Perfection Certificate;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(iii)	the Perfection Certificate accurately sets out its organisational identification number or accurately states that it has none;

(iv)
the Perfection Certificate accurately sets out its place of business, or, if more than one, its chief executive office as well as its mailing address if different, and all other information set out in the Perfection Certificate pertaining to it is accurate, up to date and complete.

14.23.	Repeating Representations

The representations and warranties contained in this Clause 14 shall be deemed to be given on the date of this Agreement and thereafter the Repeating Representations shall be deemed to be given by the Obligors on each date a Credit Extension is made and on each date interest in paid in accordance with Clause 8.2 (Payment of interest), in each case, as if made by reference to the facts and circumstances existing at that time.

15.	Security

15.1.
All Obligations shall be secured over all properties, rights, assets and revenues of the Obligors (collectively, the “Collateral”), subject to the Security Interests, pursuant to any Debenture, any Supplemental Charge, the Security Agreement and any and all other security agreements, mortgages or other collateral granted by an Obligor to the Bank, now or in the future (collectively, the “Security Documents”).  The Obligors (or any of them), will on the written request of the Bank provide the Bank with a US law security agreement over Intellectual Property if at any time after the Closing Date the Bank determines (in its opinion, acting reasonably) that any such Obligor owns material Intellectual Property registered in the US.

15.2.
Each Obligor acknowledges that it previously has entered and/or may in the future enter into Bank Services Agreements with the Bank.  Regardless of the terms of any Bank Services Agreement, each Obligor agrees that any amounts that it owes to the Bank pursuant to any Bank Services Agreement shall be deemed to be Obligations under this Agreement and that it is the intent of each Obligor and the Bank to have all such Obligations secured by the first priority perfected Security Interest in the Collateral granted pursuant to the Security Documents (subject only to Permitted Security Interests that may have superior priority to the Bank’s Security Interest in the Security Documents).  Each Obligor agrees that, unless otherwise agreed in writing signed by the Bank and such Obligor, the Security Interest granted by such Obligor pursuant to the Security Documents shall survive the termination of this Agreement at all times when Obligations (other than any Obligations under the Warrant Instrument) exist and shall then terminate only upon the Obligors having fully satisfied the Obligations and the termination of all Bank Services Agreements.

15.3.
Each Obligor hereby authorises the Bank to file financing statements without notice to it with all appropriate jurisdictions to perfect or protect the Bank’s interest or rights pursuant to the Loan Documents, including a notice that any disposition of the Collateral Assets, by either that Obligor or by any other person, shall be deemed to violate the rights of the Bank.  Such financing statements may indicate the Collateral Assets as “all assets of the debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in the Bank’s discretion.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

16.	Financial undertakings

16.1.	Financial covenants

(a)
The Obligors shall maintain at all times an Adjusted Quick Ratio of no less than 1.10:1.00, to be tested monthly by reference to each Compliance Certificate delivered pursuant to Clause 17.2 (Compliance Certificate).

(b)
The Obligors shall procure a minimum product revenue for the Borrowing Group (as set out in the Monthly Financial Statements and annual audited accounts, calculated on a trailing twelve month basis) of the amounts set out below on the dates set out below to be tested quarterly by reference to the relevant Compliance Certificates delivered pursuant to Clause 17.2 (Compliance Certificate):

Trailing Twelve Month Period Ending	Minimum Amount of Revenue
31 December 2016	[***]
31 March 2017	[***]
30 June 2017	[***]
30 September 2017	[***]
31 December 2017	[***]
31 March 2018	[***]
30 June 2018	[***]
30 September 2018	[***]
31 December 2018	[***]
31 March 2019	[***]
30 June 2019	[***]
30 September 2019	[***]
31 December 2019	[***]
31 March 2020	[***]
30 June 2020	[***]
Each following trailing twelve month period ending thereafter	At the levels determined pursuant to Clause 16.1 (c).

(c)
The Obligors and the Bank will work together and act in good faith to agree a revised set of financial covenants for the trailing twelve month periods ending after 30 June 2018 based on the financial projections provided to the Bank pursuant to Clause 17.1 (h) (Information undertakings).

17.	Information Undertakings

17.1.	Requirements as to financial statements, reports and certificates

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

The Obligors shall deliver to the Bank:

(a)
as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and consolidating balance sheet, income statement and cash flow statement covering the Obligors’ and each Subsidiary’s operations for such month certified by a Responsible Officer and in a form acceptable to Bank (the “Monthly Financial Statements”);

(b)
as soon as available, but no later than one hundred and twenty (120) days after the last day of each Obligor’s financial year, audited consolidated financial statements prepared under IFRS, consistently applied, with an unqualified opinion on the financial statements from an independent firm of chartered accountants reasonably acceptable to the Bank (other than a “going concern” or like qualification resulting solely from the maturity of the Obligations occurring within one-year from the time such opinion is delivered);

(c)	as soon as available, but no later than thirty (30) days after each Financial Quarter Date, a schedule detailing all financial investment in any Subsidiary for that Financial Quarter;

(d)
a prompt report of any legal actions pending or threatened in writing against an Obligor or any of its Subsidiaries that could result in damages or costs to such Obligor or any Subsidiary of, individually or in the aggregate, one hundred thousand Pounds Sterling (£100,000) (or its equivalent in any other currency) or more;

(e)	not later than thirty (30) days after each Financial Quarter Date, a schedule with details of any material changes to any registered intellectual property held by it.

(f)	as soon as they are available but no later than thirty (30) days after the last day of any month in which any Obligor’s holds a board meeting the board meeting package for such meeting;

(g)
for the Parent, as soon as available but no later than thirty (30) days after the last day of each month, all performance reports and management accounts or other information which the management uses to track the financial and operational performance of the Parent, including sales performance, operations, cashflow, costs and expenses, strategy and issues relating to the Parent, other than that information which the Parent is prohibited by law or regulations (applicable to companies quoted on AIM) from disclosing;

(h)
as soon as available but no later than thirty (30) days after the financial year end of each Obligor (and at least once in every twelve month period), such Obligor’s annual financial projections for the following financial year (on a monthly basis) as approved by such Obligor’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections in a form acceptable to the Bank;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(i)	within five (5) days of delivery, copies of all statements, reports and notices made available to the Parent’s shareholders; and

(j)	budgets, sales projections, operating plans and other financial information reasonably requested by Bank.

17.2.	Compliance Certificate

Within thirty (30) days after the last day of each month, the Obligors shall deliver to the Bank, a Compliance Certificate signed by a Responsible Officer in the form of Schedule 2 (Compliance Certificate).

17.3.	Valuation

The Bank may, at any time after the occurrence of an Event of Default which is continuing, by notice in writing to the Obligors, instruct a valuer to make a valuation of any Collateral.  The Obligors shall pay all the costs of any such valuation.  The Obligors shall give the valuer all such assistance as it may reasonably require to carry out any such valuation (including the provision of such information as the valuer may reasonably require) and shall allow it free access to such Collateral during the day time at all reasonable hours on the valuer giving reasonable prior notice that a valuation is to be carried out.

17.4.	Inventory; Returns

(a)
The Obligors shall and shall keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between the Obligors and their Account Debtors shall follow the Obligors’ customary practices as they exist at the Closing Date.

(b)	Each Obligor must promptly notify the Bank of all returns, recoveries, disputes “Know your Customer” checks

(c)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in:

(A)	the status of an Obligor;

(B)	the composition of the shareholders of or control of an Obligor (other than the Parent);

(C)
or in relation to the Parent, any change to the shareholders where the new or existing shareholder holds more than 3% of total share capital of the Parent or where the Parent is otherwise required by either the AIM Rules or the Disclosure Guidance and Transparency Rules to disclose the change;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

in either of (A), (B) or (C) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by the Bank of any of its rights and/or obligations under this Agreement,

obliges the Bank (or, in the case of paragraph (iii) above, any prospective new lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, such Obligors shall promptly upon the request of the Bank supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Bank (for itself or, in the case of the event described in  paragraph (iii) above, on behalf of any prospective new lender) in order for the Bank or, in the case of the event described in paragraph (iii) above, any prospective new lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulation pursuant to the transactions contemplated in the Loan Documents.

(d)
In addition, the Bank hereby notifies the Obligors that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow the Bank to identify each Obligor in accordance with the USA PATRIOT Act.  Each Obligor shall, promptly following a request by the Bank provide all documentation and other information that the Bank requests in order to comply with its on-going obligations under applicable US “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

18.	General Undertakings

18.1.	Government compliance

(a)
Each Obligor shall maintain its, and all of its Subsidiaries’, legal existence and good standing in their jurisdictions of formation and maintain its existence in each jurisdiction in which the failure to do so would reasonably be expected to cause a Material Adverse Change.  Each Obligor shall comply, and shall procure that each of its Subsidiaries complies, with all laws, ordinances and regulations to which it is subject, the non-compliance with which could reasonably be expected to cause a Material Adverse Change.

(b)
Each Obligor shall obtain all of the Governmental Approvals necessary for the performance by such Obligor of its obligations under the Loan Documents to which it is a party and the grant of a Security Interest to the Bank in all of its property.

(c)	Each Obligor shall promptly provide copies of any Governmental Approvals to the Bank.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

18.2.	Taxes; pensions

Each Obligor shall make, and cause each of its Subsidiaries to make, timely payment of all material Taxes or assessments (other than Taxes and assessments which such Obligor is contesting in good faith, with adequate reserves maintained in accordance with IFRS) and will deliver to the Bank, on demand, appropriate certificates attesting to such payments and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

18.3.	Insurance

(a)	Each Obligor shall keep its business and the Collateral insured for risks and in amounts standard for companies in such Obligor’s industry and location and as the Bank may reasonably request.

(b)
Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to the Bank in its reasonable discretion, provided that the Bank acknowledges and approves of the insurance policies at Closing and will give the Obligors thirty (30) days to obtain reasonably requested future insurance policies.

(c)
All property or asset protection policies (each a “Property Policy”) shall if the Bank requires it, be in the joint names of the Obligors and the Bank and shall state the Bank as first loss payee on such policies in respect of any amount in excess of £100,000 and such policies shall provide that the insurer shall endeavour to give the Bank at least twenty (20) days’ notice before cancelling, amending, or declining to renew its policy.

(d)	At the Bank’s request, the Obligors shall deliver promptly to the Bank certified copies of policies and evidence of all premium payments.

(e)
All proceeds of insurance (other employer’s liability, public liability and third party liability insurances) in excess of £100,000 payable to an Obligor under any insurance policy shall be paid into a bank account of the Obligor held with the Bank and the Obligor shall notify the Bank in writing of any such payment.

(f)
Following an Event of Default which is continuing, proceeds payable under any Property Policy taken out by or otherwise vested in an Obligor shall, at the Bank’s option, be payable to the Bank on account of the Obligations.

18.4.	Intellectual Property rights

(a)	Each Obligor shall:

(i)	protect, defend and maintain the validity and enforceability of its Intellectual Property material to the business of each Obligor;

(ii)	promptly advise the Bank in writing of material infringements of the Intellectual Property material to the business of each Obligor;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(iii)	and not allow any Intellectual Property material to an Obligor’s business to be abandoned, forfeited, dedicated to the public or encumbered without the Bank’s written consent.

(b)	If during a Financial Quarter, an Obligor:

(i)
obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or applies for any patent or the registration of any trademark or servicemark, then not later than thirty (30) days after the relevant Financial Quarter Date it shall provide written notice thereof to the Bank and shall execute such intellectual property security agreements and other documents and take such other actions as the Bank shall reasonably request in its good faith business judgement to perfect and maintain a first priority perfected Security Interest in favour of the Bank in such property.

(c)	If an Obligor decides to register any copyrights or mask works in the United States Copyright Office, it shall:

(i)
provide the Bank with at least fifteen (15) days prior written notice of its intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding schedules thereto);

(ii)
execute an intellectual property security agreement and such other documents and take such other actions as the Bank may request in its good faith business judgement to perfect and maintain a first priority perfected Security Interest in favour of the Bank in the copyrights or mask works intended to be registered with the United States Copyright Office; and

(iii)
record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office.

(d)
Each Obligor shall promptly provide to the Bank upon its request, evidence of the recording of any intellectual property security agreement necessary for the Bank to perfect and maintain a first priority perfected Security Interest in such property.

18.5.	Accounts to be held with the Bank

(a)
Subject to the Bank providing terms of business reasonably acceptable to the Obligors, and being able to meet the Obligor’s reasonable commercial requirements, each Obligor shall conduct and arrange all its current account banking requirements (and a proportion of its other banking requirements to be agreed between the Bank and the Obligors (each acting in good faith)) in the United States and the United Kingdom with the Bank or its Affiliates.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(b)	Each Obligor shall give the Bank the opportunity to quote on all foreign exchange spot trades and hedging transactions.

18.6.	Litigation co-operation

At any time, prior to the discharge of the Obligations, each Obligor shall make available to the Bank, without expense to the Bank, the Obligor and its officers, employees and agents and the Borrower’s Books and records, to the extent that the Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against the Bank with respect to any Collateral or relating to an Obligor.

18.7.	Further assurances

Each Obligor shall execute any further instruments and take further action as the Bank reasonably requests to perfect or continue the Bank’s Security Interest in the Collateral or to effect the purposes of this Agreement.

18.8.	Financial assistance

The proceeds of any Credit Extension will not be utilised for any purpose which could constitute unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006.

18.9.	Conditions subsequent

The Parent shall procure that, within 30 days of the Closing Date, it shall deliver to the Bank:

(a)	in respect of the US Obligor, Acord 25 and Acord 28 insurance certificates and endorsements in form and substance satisfactory to the Bank;

(b)
account control agreements signed on behalf of each party to those agreements, from (a) Wells Fargo and (b) First Citizens Bank & Trust Company, for each account held by the Obligors with those banks, in a form acceptable to the Bank;

(c)
and acknowledgements of notice of charge signed by Santander UK pic, in respect of each notice of charge of bank accounts held with Santander UK pic sent under the Security Agreement on the Closing Date.

19.	Negative covenants

No Obligor shall do any of the following without the Bank’s prior written consent:

19.1.	Dispositions

(a)
Convey, sell, lease, transfer, assign or otherwise dispose of (collectively a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, including the Intellectual Property, except for Transfers:

(i)	of Inventory in the ordinary course of business;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(ii)	of non-exclusive licences for the use of the property of an Obligor or its Subsidiaries in the ordinary course of business;

(iii)	of worn out or obsolete Equipment; or

(iv)	in connection with Permitted Security Interests and Permitted Investments.

19.2.	Changes in business, ownership, management or business locations

(a)	Engage in or permit any of its Subsidiaries to engage in any business other than the business currently engaged in by the Obligors or reasonably related thereto.

(b)	Permit a change in the ownership or control of any Obligor (other than the Parent) without the written consent of the Bank.

(c)	Change its management such that any of the Key Persons depart from or ceases to be employed by or otherwise hold office at an Obligor, save that where the relevant Obligor:

(i)	notifies the Bank in writing in advance of the change in management; and

(ii)	ensures that the relevant Key Person is replaced promptly (and in any event within six months) upon departure or ceasing to be employed or hold office,

at no time shall any consent of the Bank under this Clause 19.2(c) be required,

(d)	without at least thirty (30) days prior written notice to the Bank:

(i)	relocate its offices to a new location where the book value of the relevant assets involved is in excess of £150,000;

(ii)	or change its jurisdiction of organisation;

(iii)	or change its legal form;

(iv)	or change its legal name.

19.3.	Mergers or acquisitions

(a)
Merge or consolidate, or permit any of their Subsidiaries to merge or consolidate, with any other person, or acquire, or permit any of their Subsidiaries to acquire, all or substantially all of the share capital or property of another person

(b)	A Subsidiary of an Obligor may merge or consolidate into another Subsidiary of an Obligor or into an Obligor.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

19.4.	Indebtedness

Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary of an Obligor to do so, other than the Permitted Indebtedness.

19.5.	Negative pledge

(a)
Create, incur, allow, or suffer any Security Interest on any of the Collateral, or assets or undertaking, or assign or convey any right to receive income, including the sale of any accounts, or permit any of its Subsidiaries to do so, except for Permitted Security Interests.

(b)
Permit any Collateral not to be subject to a first priority Security Interest in favour of the Bank, or enter into any agreement, document, instrument or other arrangement (except with or in favour of the Bank) with any person which directly or indirectly prohibits or has the effect of prohibiting an Obligor or any Subsidiary from assigning, mortgaging, pledging, granting a Security Interest in or upon, or encumbering any of such Obligor’s or any Subsidiary’s Intellectual Property, except for Permitted Security Interests.

19.6.	Distributions; Investments

(a)	Directly or indirectly acquire or own any person, or make any Investment in any person, other than Permitted Investments, or permit any of its Subsidiaries to do so.

(b)
Other than in relation to the Parent, pay any dividends or make any distribution or payment or redeem, or purchase any of its share capital save in accordance with arrangements previously agreed in writing by the Bank.

19.7.	Transactions with Affiliates

Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of an Obligor, except for transactions that are in the ordinary course of an Obligors’ business, upon fair and reasonable terms that are no less favourable to the Obligor than would be obtained in an arm’s length transaction with a person who is not an Affiliate of the Obligor.

19.8.	Subordinated Debt

(a)	Make or permit any payment of any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject.

(b)	Amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to the Bank.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

19.9.	Subsidiary Restrictions

The Obligors shall not from the Closing Date downstream any funds or provide any financial assistance to any Subsidiary other than a maximum of £750,000 (in aggregate per Financial Quarter) to Midatech Pharma Espana SL and £1,000,000 (in aggregate per Financial Quarter) to Midatech Pharma Pty Ltd.

19.10.	Bank accounts

Maintain any bank account of an Obligor except pursuant to the terms of this Agreement.

19.11.	Compliance

(a)
with respect to the US Obligor, become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or use the proceeds of any Credit Extension for that purpose.

(b)	fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction (each as defined in ERISA) to occur.

(c)
fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to result in a Material Adverse Change to the US Obligor’s business, or permit any of its Subsidiaries to do so.

(d)
withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of the US Obligor, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

19.12.	Application of FATCA

Become a FATCA FFI or (other than the US Obligor) a US Tax Obligor.

20.	Events of Defaul

Each of the following events is an event of default: (an “Event of Default”):

20.1.	Payment default

(a)	An Obligor fails to:

(i)
make any payment of principal or interest on any Credit Extension (save where the failure to pay is caused by administrative or technical error or disruption to banking systems in which case a grace period of three (3) Business Days (the “Grace Period”) from the due date for the relevant payment, will apply); or

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(ii)
pay any other Obligations within the Grace Period for the amounts due in terms of those Obligations, although the Grace Period shall not apply to repayments and payments due on the Term Loan Maturity Date.

(b)	During any Grace Period, the failure to cure the payment default is not an Event of Default (but no request for a Credit Extension can be made during a Grace Period).

20.2.	Covenant default

(a)
An Obligor fails or neglects to perform any obligation in Clause 14.14 (Licences), Clause 15 (Security), Clause 16 (Financial Undertakings) and Clause 16.1(a) (Information undertakings) or breaches any covenant in Clause 18 (General undertakings) or Clause 19 (Negative covenants).

(b)
An Obligor fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in any Loan Document, any negative pledge agreement, or in any present or future agreement between an Obligor and the Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) Business Days after the occurrence of such default (“Cure Period”);

(c)
provided, however, that if the default cannot by its nature be cured within the Cure Period or cannot after diligent attempts by the Obligor be cured within such Cure Period, and such default is likely to be cured within a reasonable time, then the Cure Period shall be extended for an additional period (which shall not in any case exceed twenty (20) days) to attempt to cure such default, and within such extended Cure Period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions can be requested during such Cure Period).

(d)	Cure Periods provided under this Clause shall not apply to any provision set out in paragraph (a) above or in clause 20.1.

20.3.	Material Adverse Change

A Material Adverse Change occurs.

20.4.	Attachment

(a)
Any material portion of an Obligor or any of its Subsidiary’s assets is attached, seized, levied on, or comes into possession of a trustee, receiver, creditor or encumbrancer and the attachment, seizure or levy is not removed in fifteen (15) days.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(b)
The service of proceedings upon an Obligor or any of its Subsidiaries seeking to attach, by trustee or similar process, any funds in excess of £10,000 of an Obligor or any of its Subsidiary’s on deposit with the Bank, or any entity under control of the Bank (including any of its Subsidiaries).

(c)	An Obligor or any of its Subsidiaries is the subject of an injunction, restrained, or prevented by court order from conducting a material part of its business.

(d)	A judgment or other claim becomes a lien on a material portion of the Collateral of an Obligor or any of its Subsidiaries.

(e)
A notice of lien, levy, or assessment is filed against an asset of an Obligor or any of its Subsidiaries by any government department or agency including HM Revenue & Customs and not paid within ten (10) Business Days after such Obligor or Subsidiary (as the case may be) receives notice.

(f)
The occurrence of any of the events in paragraph (a) to paragraph (e) will not be an Event of Default if stayed or if a bond is posted pending appeal by the Obligor or Subsidiary (as appropriate) (but no Credit Extensions shall be made during the grace period).

20.5.	Insolvency

(a)	If any of the following occurs in respect of an Obligor or any of its Subsidiaries:

(i)	it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due is deemed to be or insolvent pursuant to any legislation affecting an Obligor;

(ii)	it admits its inability to pay its debts as they fall due;

(iii)	it suspends making payments on any of its debts or announces an intention to do so;

(iv)	a moratorium is declared in respect of any of its indebtedness; or

(v)	by reason of actual or anticipated inability to pay debts as they fall due or insolvency it begins negotiations with any creditor for the rescheduling of any of its indebtedness.

20.6.	Insolvency Proceedings

If any of the following occurs in respect of an Obligor or any of its Subsidiaries (each of which shall be an “Insolvency Proceeding”):

(a)	any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(b)
a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to make an application to or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed;

(c)
an order is made for its winding-up, administration or dissolution, or any person presents a petition, or makes an application to or files documents with a court or any registrar, for its winding-up, administration or dissolution, or gives notice to the Bank of an intention to appoint an administrator save where vexatious or frivolous and discharged within 14 days;

(d)	any liquidator, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets; or

(e)	its shareholders, directors or other officers request the appointment of, or give notice of an intention to appoint, a liquidator, receiver, administrator or similar officer.

20.7.	Other agreements

If there is a default in any agreement to which an Obligor or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of £100,000 or which could cause a Material Adverse Change on such Obligor’s or any such Subsidiary’s business;

20.8.	Judgments

If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least £100,000 (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against an Obligor or any of its Subsidiaries and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment).

20.9.	Misrepresentations

An Obligor or any person acting for an Obligor makes any representation, warranty, or other statement now or later in this Agreement, any other Loan Document or in any writing delivered to the Bank or to induce the Bank to enter this Agreement or any other Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made, and such breach or default shall not have been remedied (if capable of being remedied) or waived within 10 Business Days.

20.10.	Subordinated Debt

A default or breach occurs under any agreement between an Obligor and any creditor of an Obligor that signed a subordination, intercreditor, or other similar agreement with the Bank, and such breach or default shall not have been remedied (if capable of being remedied) or waived within 10 Business Days, or any creditor that has signed such an agreement with the Bank breaches any terms of such agreement.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

20.11.	Governmental Approvals

(a)	Any Governmental Approval has been revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term;

(b)
or subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in paragraph (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal;

(i)	is, or could reasonably be expected to be, a Material Adverse Change; or

(ii)
adversely affects the legal qualifications of an Obligor or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non- renewal could reasonably be expected to affect the status of or legal qualifications of an Obligor or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

20.12.	Repudiation

An Obligor repudiates any of the Loan Documents or does or causes to be done any act or thing evidencing an intention to repudiate any of the Loan Documents.

20.13.	Validity of agreement

At any time any act, condition or thing required to be done, fulfilled or performed by it in order to:

(a)	enable an Obligor lawfully to enter into, exercise their rights under or perform the material obligations expressed to be assumed by them in the Loan Documents to which it is a party;

(b)
ensure that the obligations expressed to be assumed by an Obligor in the Loan Documents to which it is a party are legal, valid and binding save for any registration at Companies House under the 2006 Act; or

(c)	make the Loan Documents to which it is a party admissible in evidence in England and Wales,

is not done, fulfilled or performed within any time available to ensure compliance with the same.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

20.14.	Unlawfulness

At any time it is or becomes unlawful for an Obligor to perform or comply with any of its material obligations under the Loan Documents (except for the Warrant Instrument) or such obligations are not, or cease to be, legal, valid and binding on any Obligor.

21.	Bank’s rights and remedies

21.1.	When an Event of Default occurs and continues, the Bank may, without notice or demand, do any or all of the following:

(a)
declare all Obligations immediately due and payable (but if an Event of Default described in Clause 20.5 (Insolvency) occurs all Obligations are immediately due and payable without any action by the Bank);

(b)	stop advancing money or extending credit for the benefit of any Borrower under this Agreement or under any other agreement between an Obligor and the Bank;

(c)
for any Letter of Credit, demand by way of notice in writing that the Obligors: (i) deposit cash with the Bank in an amount equal to 110% of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and the Obligors shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d)	terminate any FX Contracts;

(e)
settle or adjust disputes and claims directly with Account Debtors for amounts, on terms and in any order that the Bank considers advisable and notify any person owing the Obligors money of the Bank’s Security Interest in such funds and verify and/or collect the amounts owed by such Account Debtors.  After the occurrence of an Event of Default, any amounts received by any Obligor shall be held in trust by such Obligor for the Bank, and, if requested by the Bank, such Obligor shall immediately deliver such receipts to the Bank in the form received from the Account Debtor, with proper endorsements for deposit;

(f)
make any payments and do any acts it considers necessary or reasonable to protect its Security Interest in the Collateral.  Each Obligor shall assemble the Collateral if the Bank requests and make it available as the Bank designates.  The Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Security Interest which appears to be prior or superior to its Security Interest and pay all expenses incurred.  Each Obligor grants the Bank a licence to enter and occupy any of its premises, without charge, to exercise any of the Bank’s rights or remedies;

(g)	apply towards the discharge of the Obligations any:

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(i)	balances and deposits of any Obligor it holds;

(ii)	or any amount held by the Bank owing to or for the credit or the account of any Obligor;

(h)
ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  Each Obligor grants in favour of the Bank a non- exclusive, royalty-free licence or other right to use, without charge, any Obligor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with the Bank’s exercise of its rights under this Clause 21, any Obligor’s rights under all licences and all franchise agreements inure to the Bank’s benefit;

(i)
place a “hold” on any account maintained with the Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral;

(j)	demand and receive possession of the Borrower’s Books; and

(k)	exercise any rights and remedies available to the Bank under the Security Documents or applicable law.

22.	Changes to the Parties

22.1.	This Agreement binds and is for the benefit of the successors and permitted assigns of each Party.

22.2.
No Obligor may assign any of its rights or transfer any of its rights or obligations under the Loan Documents without the Bank’s prior written consent (which may be granted or withheld in the Bank’s sole discretion).

22.3.
The Bank has the right, with prior written notice, but without the consent of the Obligors, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, the Bank’s obligations, rights and benefits under any Loan Document to any entity whether a corporation, partnership, trust, limited liability company or other entity that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business, other than, prior to an Event of Default, an entity who is a direct competitor of the Bank (in which case consent of the Obligors is required).

22.4.
If so directed by the Bank, if an Obligor is a FATCA FFI or (other than the US Obligor) a US Tax Obligor it shall resign as an Obligor prior to the earliest FATCA Application Date relating to any payment by such Obligor (or any payment by the Bank which relates to a payment by such Obligor).

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

22.5.	The Bank may, by providing the Obligor’s with 5 Business Days’ prior notice, change its facility office for the provision of either the Term Loan from time to time.

23.	Accession of Obligors

23.1.
The Bank may request that any of the Obligor’s material wholly owned Subsidiaries becomes a Borrower and/or a Guarantor.  Upon such request from the Bank the Subsidiary and the Parent shall within 30 days of such request provide the Bank with:

(a)	a duly completed and executed Accession Deed;

(b)	and such Security and other documents and evidence as it may reasonably request (in form and substance similar to the items provided by the Obligors pursuant to Schedule 3 (Conditions Precedent).

23.2.	The Bank shall notify the Obligors promptly upon being satisfied that it has received all of the items listed in Clause 23.1.

24.	Payment mechanics

24.1.
If the United Kingdom becomes a Participating Member State, then during any period when two currency or currency units may be recognised as the lawful currency or currencies units within the United Kingdom:

(a)
any reference in, any obligations arising under, any Loan Document to one such currency or currency unit may be converted into, or paid in, any other currency unit as is recognised as the lawful currency or currency unit in the United Kingdom;

(b)
and any conversion from one such currency or currency unit shall be at the official rate of exchange or conversion rate established by legislation for the conversion of that currency or currency unit into the other, rounded in accordance with such legislation.

24.2.
If the United Kingdom becomes a Participating Member State, this Agreement and the other Loan Documents will be amended to the extent the Bank (acting reasonably and after consultation with the Obligors) determines if necessary to reflect the change in currency.

25.	Bank’s liability for Collateral

25.1.
So long as the Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of the Bank, the Bank shall not be liable or responsible for:

(a)	the safekeeping of the Collateral;

(b)	any loss or damage to the Collateral;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(c)	any diminution in the value of the Collateral;

(d)	or any act or default of any carrier, warehouseman, bailee, or other person.

In each case, except to the extent of gross negligence or wilful misconduct on behalf of the Bank or any of its officers, directors of employees.

25.2.	The Obligors bears all risk of loss, damage or destruction of the Collateral.

26.	Set-off

26.1.
Each Obligor at any time whilst an Event of Default is continuing, authorises the Bank to apply (without prior notice) any credit balance (whether or not then due) to which such Obligor is at any time beneficially entitled on any account at, any sum held to its order by and/or any liability or obligation (whether or not matured) of, any office of the Bank in or towards satisfaction of any sum then due and payable by it to the Bank under the Loan Documents and unpaid and, for that purpose, to convert one currency into another, provided that nothing in this Clause 26 shall create a charge; provided that the Bank shall provide prompt notice to such Obligor of any exercise of the Bank’s rights pursuant to this clause 26.1.

26.2.
The Bank shall not be obliged to exercise any of its rights under this Clause 26, which shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right (including the benefit of the Loan Documents) to which it is at any time otherwise entitled (whether by operation of law, contract or otherwise).

27.	Notices

27.1.
All notices or demands under, any Loan Document or any other related agreement must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when set by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addresses to the party to be notified and sent to the address, facsimile number, or email address listed below.

27.2.	If to the Obligors:

Name:	Nick Robbins-Cherry (Finance Director)
Address:	Midatech Pharma plc 65 Innovation Drive Milton Park Abingdon Oxfordshire OX14 4RQ
Email:	nickrc@midatechpharma.com

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

If to the Bank:

Silicon Valley Bank
Alphabeta
14-18 Finsbury Square
London EC2A 1BR

Attn:  Mr. Jim Watts

Fax: +44(0)207 600 9556

Email: JWatts2@svb.com

27.3.	Any Party may, by prior giving written notice to the other Party, change its details set out in Clause 27 (Notices).

28.	Partial Invalidity

Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

29.	Remedies and Waivers

29.1.	The Bank’s rights and remedies under the Loan Documents, and all other agreements are cumulative. The Bank has all rights and remedies provided by law or in equity.

29.2.
The Bank’s exercise of one right or remedy is not an election, and the Bank’s waiver of any Event of Default is not a continuing waiver.  The Bank’s delay is not a waiver, election, or acquiescence.  No waiver shall be effective unless signed by the Bank and then is only effective for the specific instance and purpose for which it was given.

29.3.
Each Obligor waives demand, notice of default or dishonour, notice of payment and non- payment, notice of any default, non-payment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Bank on which such Obligor is liable.

29.4.	Time is of the essence for the performance of all Obligations in this Agreement.

30.	Amendments

30.1.	All amendments to this Agreement must be in writing signed by both the Bank and the Obligors.

30.2.
The Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the Parties about the subject matter of the Loan Documents merge into the Loan Documents.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

30.3.	The Bank may acting reasonably correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the Parties.

31.	Confidentiality

31.1.
The Bank shall maintain as strictly confidential all proprietary information received from any Obligor under the terms of this Agreement and in handling any such confidential information, the Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made:

(a)
to any of the Bank’s Subsidiaries, Affiliates or its senior executive officers, directors, partners who are required to have access to such information in connection with the Bank’s business with the Obligors;

(b)
to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, the Bank shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision);

(c)	as required by law, regulation, subpoena, or other order;

(d)	to the Bank’s regulators or as otherwise required in connection with the Bank’s examination or audit;

(e)	as the Bank considers appropriate in exercising remedies under the Loan Documents; and

(f)
to third-party service providers of the Bank so long as such service providers have executed a confidentiality agreement with the Bank with terms no less restrictive than those contained in this Clause 31.

31.2.	Confidential information does not include information that either:

(a)	is in the public domain or in the Bank’s possession when disclosed to the Bank, or becomes part of the public domain after disclosure to the Bank;

(b)	or is disclosed to the Bank by a third party, if the Bank does not know that the third party is prohibited from disclosing the information.

31.3.
The Bank may use confidential information for any purpose, including for the development of client databases, reporting purposes, and market analysis, so long as the Bank does not disclose the Obligors’ identities or the identity of any person associated with the Obligors unless otherwise expressly permitted by this Agreement. For the avoidance of doubt, no such use by the Bank will involve communication of patents, trade secrets or other intellectual property and no information will allow the identification of the relevant Obligor from the aggregate. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

32.	Continuing obligations

32.1.
All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The Security Documents shall survive until the termination of all Bank Services Agreements.

32.2.	The obligations of the Obligors in Clause 11 (Other indemnities) to indemnify the Bank shall survive until the statute of limitations with respect to such claim or cause of action has expired.

33.	Counterparts

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one agreement.

34.	Law

This Agreement is, and any non-contractual obligations arising out of or in connection with it are, governed by English law.

35.	Jurisdiction & Service of Process

35.1.	Jurisdiction

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This Clause 33 is for the benefit of the Bank only. As a result, the Bank shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Bank may take concurrent proceedings in any other jurisdiction.

35.2.	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)
irrevocably appoints the Parent as its agent for service of process in relation to any proceedings before the English courts in connection with any Loan Document (and the Parent by its execution of this Agreement, accepts that appointment); and

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(ii)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Parent (on behalf of all the Obligors) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Bank. Failing this, the Bank may appoint another agent for this purpose.

the Parent expressly agrees and consents to the provisions of this Clause 35 and Clause 34 (Law).

36.	Marketing

36.1.	The Obligors agree that the Bank may issue a tombstone to highlight the transaction entered into pursuant to this Agreement in the Bank’s marketing materials.

36.2.
The Bank shall consult with and work with the Obligors (who will act reasonably) in order to issue a press release, or otherwise announce the funding made available pursuant to this Agreement, provided that the Parent shall agree the terms of such release as being an acceptable press release or announcement, having regard to the AIM rules of the London Stock Exchange.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Schedule 1

Part 1

The Original Borrowers

1.
MIDATECH PHARMA PLC, a public liability company incorporated under the laws of England & Wales with company number 09216368 and its registered office at 65 Innovation Drive, Milton Park, Milton, Abingdon, Oxfordshire, 0X14 4RQ.

2.
MIDATECH LTD, a limited liability company incorporated under the laws of England & Wales with company number 04097593 and its registered office at 65 Innovation Drive, Milton Park, Milton, Abingdon, Oxfordshire, OX14 4RQ.

3.
MIDATECH PHARMA (WALES) LIMITED, a limited liability company incorporated under the laws of England & Wales with company number 04929486 and its registered office at Oddfellows House, 19 Newport Road, Cardiff, CF24 0AA.

4.	MIDATECH PHARMA US INC., a Delaware corporation with its principal place of business at 8601 Six Forks Road, Suite 160, Raleigh, NC 27615 US.

Part 2

The Original Guarantors

1.
MIDATECH PHARMA PLC, a public liability company incorporated under the laws of England & Wales with company number 09216368 and its registered office at 65 Innovation Drive, Milton Park, Milton, Abingdon, Oxfordshire, OX14 4RQ.

2.
MIDATECH LTD, a limited liability company incorporated under the laws of England & Wales with company number 04097593 and its registered office at 65 Innovation Drive, Milton Park, Milton, Abingdon, Oxfordshire, OX14 4RQ.

3.
MIDATECH PHARMA (WALES) LIMITED, a limited liability company incorporated under the laws of England & Wales with company number 04929486 and its registered office at Oddfellows House, 19 Newport Road, Cardiff, CF24 OAA.

4.	MIDATECH PHARMA US INC., a Delaware corporation with its principal place of business at 8601 Six Forks Road, Suite 160, Raleigh, NC 27615 US.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Schedule 3

Conditions Precedent

The conditions precedent referred to in Clause 4.1 (Conditions precedent to initial Credit Extension) are:

(a)	duly executed Loan Agreement;

(b)	duly executed Warrant Instrument, together with a capitalisation table of the Parent;

(c)	duly executed Warrant Certificate;

(d)	duly executed Security Documents being:

(i)	each Debenture together with a notice of charge in respect of any accounts held outside the Bank; and

(ii)	the Security Agreement;

(e)	a certified copy group structure chart;

(f)	A Utilisation Request;

(g)	a Perfection Certificate in respect of each Obligor;

(h)
a certificate of a director of each Obligor (other than the US Obligor) with respect to the memorandum and articles of association (or other constitutional documents) of such Obligor and board and shareholder resolutions authorising the execution and delivery of all Loan Documents to which it is a party together with any applicable investor consents;

(i)
a certificate of the Secretary of the US Obligor with respect to its constitutional and organisational documents and board resolutions authorising the execution and delivery of this Agreement and the Loan Documents to which it is a party;

(j)	a bailee’s waiver in favour of the Bank for each location where US Obligor maintains property with a third party, by each such third party, together with the duly executed original signatures thereto;

(k)	A long form certificate of good standing for the US Obligor from the State of Delaware;

(l)	Certificates of good standing from each other state in which the US Obligor is qualified to transact business;

(m)	UCC lien searches against all Obligors;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(n)
evidence confirming that the UK Obligor has received not less than £15,000,000 (after deduction of fees and expenses) in relation to cash received for new equity from the Placing and Open Offer announced on 11 October 2016 and a copy of the Placing and Open Offer circular to shareholders the subject of the announcement;

(o)	a legal opinion of Osborne Clarke LLP, legal advisers to the Bank in England and Wales, in form and substance acceptable to the Bank;

(p)	a legal opinion of Brown Rudnick LLP, legal advisers to the US Obligor in the US, in form and substance acceptable to the Bank;

(q)	the insurance policies and/or endorsements required pursuant to Clause 18.3 (Insurances);

(r)	payment of the fees specified in Clause 9 (Fees) and Bank Expenses pursuant to Clause 12 (Costs and expenses) then due;

(s)	the Bank’s logo consent form;

(t)	duly signed EUIPO form and €1,300 for the registration fees in connection with the Trademarks charged pursuant to the Debenture;

(u)	such other documents, and completion of such other matters, as the Bank may reasonably deem necessary or appropriate;

(v)	in respect of Tranche 2 only:

(i)	drawdown of Tranche 1;

(ii)	a Compliance Certificate confirming ongoing compliance with the covenants set out in Clause 16 (Financial undertakings), and

(iii)	evidence of a positive result in the Q-Octeotride phase I study;

(w)	in respect of Tranche 3 only:

(i)	drawdown of Tranche 1 & Tranche 2;

(ii)	a Compliance Certificate confirming ongoing compliance with the covenants set out in Clause 16 (Financial undertakings), and

(iii)	evidence of a positive result in the Q-Octeotride phase III study.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Schedule 6

Form of Accession Deed

This Accession Deed is made on          201[●]

Between:

(1)	[Parent] a company registered in [●] with registration number [●] and whose registered office is at [●] (the “Parent”)
(2)	[●] a company registered [“] in with registration number [●] whose registered office is at [a] (the “New Obligor”); and
(3)	SILICON VAL.LEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 US (the “Bank”),

and is supplemental to a loan agreement made between [●] and Silicon Valley Bank on [●] 201 [●] (the “Loan Agreement”).

Now this Accession Deed witnesses as follows:

1.	Definitions and Interpretation

1.1
Unless a contrary intention appears, words and expressions defined in the loan Agreement have the same meaning in this Accession Deed and Clause 1.2 (Interpretation) of the Loan Agreement shall apply to this Accession Deed.

2	Confirmation

2.1	The New Obligor confirms it has read and understood the content of the Loan Agreement.

2.2	The Parent confirms that no Default’s continuing or will occur as a result of the accession of the New Obligor to the terms of the Loan Agreement.

3.	Accession

3.1
With effect from the date of this Accession Deed, the New Obligor becomes a party to, and will be bound by the terms of, and assume the obligations and duties of a Borrower and Guarantor under, the loan Agreement as if it had been a party to the Loan Agreement from [●] 201[●].

4.	Construction

4.1
The Loan Agreement shall continue and remain in full force and effect and this Accessor Deed shall be read and construed as one with the Loan Agreement so that all references to “this Agreement” in the Loan Agreement shall include reference to this Accession Deed.

4.2	This Accession Deed is a Loan Document.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

5	Governing Law

5.1	This Accession Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

5.2	[Without prejudice to any other mode of service allowed under any relevant law, the New Obligor

(a)
irrevocably appoints [●] as its agent tor service of process in relation to any proceedings before the English courts in connection with any Finance Document (and [●] by its execution of this Deed accepts that appointment); and

(b)	agrees that failure by an agent for service of process to notify the New Obligor of the process will not invalidate the proceedings concerned.]

In witness whereof the Parent, the New Obligor and the Agent have caused this Accession Deed to be duly executed on the date appearing at the head of page 1.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Signatures

THE BORROWERS

SIGNED for and on behalf of	)
MIDATECH PHARMA PLC	)	/s/ Nicholas Robbins-Cherry

SIGNED for and on behalf of	)
MIDATECH LTD	)	/s/ Nicholas Robbins-Cherry

SIGNED for and on behalf of	)
MIDATECH PHARMA	)
(WALES) LIMITED	)	/s/ Nicholas Robbins-Cherry

SIGNED for and on behalf of	)
MIDATECH PHARMA US INC.	)	/s/ James Phillips

THE GUARANTORS

SIGNED for and on behalf of	)
MIDATECH PHARMA PLC	)	/s/ Nicholas Robbins-Cherry

SIGNED for and on behalf of	)
MIDATECH LTD	)	/s/ Nicholas Robbins-Cherry

SIGNED for and on behalf of	)
MIDATECH PHARMA	)
(WALES) LIMITED	)	/s/ Nicholas Robbins-Cherry

SIGNED for and on behalf of	)
MIDATECH PHARMA US INC.	)	/s/ James Phillips

THE BANK

SIGNED for and on behalf of	)
SILICON VALLEY BANK	)	/s/ Ian Murchie